________________________________________________________________________________






                                FOURTH AMENDMENT

                          Dated as of December 10, 2003

                                       TO

               THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                           Dated as of March 27, 2001



                                      Among
                       ALLBRITTON COMMUNICATIONS COMPANY,
                                as the Borrower,
                    THE PLEDGORS AND GUARANTORS NAMED HEREIN,
                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                  as the Banks,
                              FLEET NATIONAL BANK,
                                as the Agent, and
                         DEUTSCHE BANK SECURITIES INC.,
                           as the Documentation Agent






________________________________________________________________________________

                                FOURTH AMENDMENT


         This FOURTH AMENDMENT is entered into as of December 10, 2003 (this "Amendment") by and among ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation (the "Borrower"), the Banks parties hereto (the "Banks"), FLEET NATIONAL BANK, as Agent (the "Agent"), ALLBRITTON GROUP, INC. ("Allbritton Group"), ALLFINCO, INC. ("Allfinco"), KATV, LLC ("KATV"), KTUL, LLC ("KTUL"), WSET, INCORPORATED ("WSET"), ALLBRITTON TELEVISION PRODUCTIONS, INC. ("ATP"), TV ALABAMA, INC. ("TV AL"), HARRISBURG TELEVISION, INC. ("HTI"), ACC LICENSEE, INC. ("ACCLI") and WCIV, LLC. ("WCIV"; and, together with Allfinco, KATV, KTUL, WSET, ATP, TV AL, ACCLI and HTI, the "Subsidiary Guarantors"; the Borrower, Allbritton Group and the Subsidiary Guarantors are referred to herein collectively as the "Loan Parties") in order to amend as set forth herein the Amended and Restated Revolving Credit Agreement, dated as of March 27, 2001 (as amended and otherwise modified by the First Amendment, dated as of December 19, 2001, the Letter Waiver, dated as of March 4, 2002, the Second Amendment dated as of May 15, 2002, and the Third Amendment and Consent, dated as of December 6, 2002, the "Credit Agreement"), among the Borrower, the Banks, the Agent and the Documentation Agent.

                                    Recitals

         WHEREAS, the Borrower has requested that the Credit Agreement be amended, and the Banks and the Agent are willing, on the terms and conditions set forth herein, to amend the Credit Agreement, as provided herein.

         NOW, THEREFORE, subject to the satisfaction of the conditions to effectiveness specified in Section 4, the parties hereto hereby agree as follows:

                                    Agreement

         Section 1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         Section 2. Amendments to the Credit Agreement.


                  (a) Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 8.2 Total Leverage Ratio. The Borrower will not permit as of any date of determination, the ratio of (a) Total Debt as at such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters most recently ended for which Borrower has supplied or is required to supply financial statements pursuant to ss.6.4(a), and following the Closing, a Compliance Certificate, to exceed the ratio set forth opposite such period in the table below:

-------------------------------------- ----------------------------------
               Period                                Ratio
-------------------------------------- ----------------------------------
-------------------------------------- ----------------------------------
      Closing Date to 12/31/01                       7.00
-------------------------------------- ----------------------------------
-------------------------------------- ----------------------------------
          1/1/02 to 9/30/02                          6.75
-------------------------------------- ----------------------------------
-------------------------------------- ----------------------------------
         10/1/02 to 9/30/03                          7.00
-------------------------------------- ----------------------------------
-------------------------------------- ----------------------------------
         10/1/03 to 12/31/03                         7.50
-------------------------------------- ----------------------------------
-------------------------------------- ----------------------------------
          1/1/04 to 3/31/04                          7.25
-------------------------------------- ----------------------------------
-------------------------------------- ----------------------------------
          4/1/04 to 9/30/04                          6.75
-------------------------------------- ----------------------------------
-------------------------------------- ----------------------------------
       10/1/04 and thereafter                        6.50
-------------------------------------- ----------------------------------

         Section 3. Consents by the other Loan Parties to the Amendment of the Credit Agreement.

                  (a) Each of the Pledgors (as defined in the Pledge Agreement) hereby confirms and agrees that (i) the Pledge Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (ii) the Pledge Agreement and all of the Collateral described therein does, and shall continue to, secure the payment and performance of all of the Obligations.

                  (b) Each of the Subsidiary Guarantors hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

         Section 4. Effectiveness; Conditions to Effectiveness. This Amendment shall become effective as of the date first written above on the first date (such date, the "Effective Date") on which: (a) the Agent shall have received counterparts of this Amendment executed by each Loan Party and (b) each of the Banks shall have received an amendment fee by wire transfer of immediately available funds in an amount equal to 0.1% of its Commitment.

         Section 5. Representations and Warranties; No Default. The Borrower hereby confirms to the Agent, the Banks and the Documentation Agent, that, after giving effect to this Amendment, the representations and warranties of the Borrower set forth in Section 5 (other than Section 5.4.2) of the Credit Agreement (as amended hereby) as of the Effective Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), as if set forth herein in full. The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement.

         Section 6. Reference to and Effect on the Loan Documents.

                  (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement, Pledge Agreement, Guaranty and each of the other Loan Documents to (i) the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment, (ii) the "Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Pledge Agreement, shall mean and be a reference to the Pledge Agreement, as amended by this Amendment, and (iii) the "Guaranty", "Guaranty Agreement", "thereunder", "thereof" or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty, as amended by this Amendment.

                  (b) The Credit Agreement, the Notes, and each of the other Loan Documents, in each case, as amended hereby, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents, except as expressly set forth herein.

         Section 7. Fees and Expenses. The Borrower agrees to pay on demand all the Agent's reasonable expenses in preparing, executing and delivering this Amendment, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin Procter LLP.

         Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment.

         Section 9. Governing Law. This Amendment shall be a Loan Document and shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts.



                           [Signature Page(s) Follow]

         IN WITNESS WHEREOF, the Borrower, Allbritton Group and the Subsidiary Guarantors, the Banks, the Agent and the Documentation Agent have caused this Amendment to be executed by their duly authorized officers as of the date first set forth above.


                                             ALLBRITTON COMMUNICATIONS
                                             COMPANY, as Borrower and Pledgor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Senior Vice President


                                             ALLBRITTON GROUP, INC., as Pledgor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Vice President


                                             ALLFINCO, INC., as Pledgor and
                                             Guarantor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Vice President


                                             KATV, LLC, as Pledgor and Guarantor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Vice President

                                             KTUL, LLC, as Pledgor and Guarantor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Vice President


                                             WSET, INCORPORATED, as Pledgor and
                                             Guarantor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Vice President


                                             ALLBRITTON TELEVISION PRODUCTIONS,
                                             INC., as Pledgor and Guarantor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Vice President


                                             TV ALABAMA, INC., as Pledgor and
                                             Guarantor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Vice President


                                             HARRISBURG TELEVISION, INC., as
                                             Pledgor and Guarantor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Vice President

                                             WCIV, LLC, as Pledgor and Guarantor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Vice President


                                             ACC LICENSEE, INC., as Pledgor and
                                             Guarantor

                                             By /s/ Stephen P. Gibson
                                               ---------------------------------
                                                Name:  Stephen P. Gibson
                                                Title: Vice President

                                             FLEET NATIONAL BANK, individually
                                                and as Agent

                                             By /s/ Kay H. Campbell
                                               ---------------------------------
                                                Name:  Kay H. Campbell
                                                Title: Director


                                             DEUTSCHE BANK TRUST COMPANY
                                                 AMERICAS

                                             By /s/ Gregory Shefrin
                                               ---------------------------------
                                                Name:  Gregory Shefrin
                                                Title: Director